                                EXHIBIT 10.40


                            CAMERON & ASSOCIATES
                             424 MADISON AVENUE
                                 FIFTH FLOOR
                              NEW YORK, NY 10017
November 21,1996


CONFIDENTIAL

Waste Recovery, Inc.
309 S. Pearl Expressway
Dallas, Texas 75201

Attention:     Thomas Earnshaw, President

Gentlemen:

This Letter Agreement (this "Agreement"') confirms the understanding among Waste Recovery, Inc. (the "Company") and Cameron & Associates ("Cameron") relating to the retention of Cameron as financial advisor to the Company in connection with a merger or other similar transaction pursuant to which all or substantially all of the assets and liabilities of U. S. Tire Recycling Partners, L.P. ("U. S. Tire") will be acquired, directly or indirectly, by the Company (in whatever form, the "Transaction").

     1. Subject to the terms and provisions of this Agreement, the Company hereby retains Cameron as financial advisor and Cameron hereby agrees to provide the Company with financial advice in connection with the Transaction until the earlier of the closing of the Transaction or the Termination Date (as hereinafter defined).

     2. The services performed and to be performed by Cameron as financial advisor to the Company have included and will include the following:

          (a)  identification of U. S. Tire as a potential acquisition target;

          (b) consultation with the Company regarding the structure of the Transaction;

          (c) consulting with the Company's counsel and other parties involved with the Transaction;

          (d)  assistance with closing the Transaction;

          (e) consultation with the Company regarding the integration of U. S. Tire with and into the Company.

     3. As compensation for Cameron's services hereunder, the Company hereby agrees to issue to Cameron or its designees upon the closing of the Transaction 243,224 shares of fully paid and non-assessable common stock, no par value, of WRI (the "WRI Common Stock"), which shares shall be issued in the names and denominations shown on Schedule I hereto and shall have registration rights identical to those granted to U.S. Tire or its principals and partners in connection with the Transaction.

     4. Each of the Company and Cameron shall have the right to terminate such party's obligations under this Agreement upon written notice to the other party hereto (the date of such termination being sometimes referred to herein as the "Termination Date"); provided, however, that the termination of this Agreement shall not affect the right of Cameron to receive compensation set forth in paragraph 3, supra.

     5. The Company agrees to indemnify and reimburse Cameron in accordance with the Indemnification Provisions attached hereto as Exhibit A as well as to provide contribution as therein provided and to perform all of the other provisions thereof, such Indemnification Agreement and the provisions thereof being incorporated herein in its entirety as if set forth in full.

     6. The Company recognizes and confirms that Cameron, in acting pursuant to this Agreement, will be using information from reports and other information provided by others, including, without limitation, information provided by or on behalf of the Company, and that Cameron does not assume responsibility for and may rely, without independent verification, on the accuracy and completeness of any such reports and information. The Company hereby warrants that any information relating to the Company that is furnished to Cameron by or on behalf of the Company will be fair and accurate and will not contain any untrue statement of a material fact necessary in order to make the statements therein not misleading in light of the circumstances under which such statements are made.

     7. This Agreement (a) shall be governed by and construed in accordance with the internal laws, and not the law of conflicts, of the State of New York,
(b) incorporates the entire understanding of the parties with respect to the subject matter hereof and supersedes all previous agreements should they exist with respect thereto, (c) may not be amended or modified except in a writing executed by the Company and Cameron and (d) shall be binding upon and inure to the benefit of the Company and Cameron and their respective successors and assigns. Each of the parties hereto expressly represents and warrants to the other that such party has all requisite power and authority to enter into this agreement and that this agreement constitutes the valid and legally binding obligation of such party, enforceable in accordance with its terms.

     8. The Company acknowledges that Cameron, in connection with its engagement hereunder, is acting as independent contractor and that nothing in this Agreement is intended to confer upon any other person any rights or remedies hereunder or by reason hereof.

     9. The Company acknowledges that Cameron has retained the services of Crandall S. Connors, a shareholder and director of the Company, in connection with providing to the Company the services described herein and that Connors will receive compensation directly or indirectly from Cameron for his services in connection with the engagement described herein.

     10. The parties agree that all disputes, controversies or claims that may arise between them (including their agents and employees) including, without limitation, any dispute, controversy or claim arising out of or relating to this Agreement or any other agreement, or the breach, termination or invalidity thereof, whether entered into or arising prior, on or subsequent to the date hereof, shall be submitted to, and determined by, binding arbitration and shall be held in New York, New York. Any arbitration under this paragraph 9 shall be conducted before a single arbitrator pursuant to the arbitration

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

rules then in effect of the American Arbitration Association, except to the extent such rules are inconsistent with this paragraph. The arbitrator shall be experienced in the field of corporate finance. The arbitrator shall apply the laws of the State of New York (without regard to conflict of law rules) in determining the substance of the dispute, controversy or claim and shall decide the same in accordance with applicable usages and terms of trade. The prevailing party in any such arbitration shall be entitled to recover its reasonable attorneys' fees, costs and expenses incurred in connection with the arbitration. Any award pursuant to such arbitration shall be final and binding upon the parties, and judgment on the award may be entered in any federal or state court sitting or located in Dallas County, Texas, or in any other court having jurisdiction. The provisions of this paragraph shall survive the expiration of the term of this Agreement.

     This agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement. Please confirm that the foregoing is in accordance with your understanding of our agreement by signing and returning to us a copy of this letter.

                                        Very truly yours,
                                        CAMERON & ASSOCIATES



                                        Bv:
                                            ----------------------------------
                                        C. Rodney O'Connor, Its
                                                                ---------------

AGREED TO as of the date set forth
   above:


WASTE RECOVERY, INC.


By:
    --------------------------------
Thomas Earnshaw, Its President

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

                                  SCHEDULE I

     The WRI Common Stock to be issued as compensation to Cameron in connection with the Engagement Letter dated November 20, 1996, shall be issued in the following names and denominations.

     Registered Holder                            Number of Shares
     -----------------                            ----------------

                                  EXHIBIT A

                         INDEMNIFICATION PROVISIONS

     Recognizing that transactions of the type contemplated in this engagement sometimes result in litigation and that Cameron's role is advisory, the Company agrees to indemnify and hold harmless Cameron and its affiliates, officers, directors, employees, agents and controlling persons, and specifically, but without limitation, Crandall S. Connors (collectively, the "Indemnified Parties"), from and against any losses, claims, damages and liabilities, joint or several, related to or arising in any manner out of any transaction, proposal or any other matter (collectively, the "Matters") related in any way to the engagement of Cameron hereunder, and will promptly reimburse the Indemnified Parties for all reasonable expenses (including reasonable fees and expenses of legal counsel) as incurred in connection with the investigation of, preparation for or defense of any pending or threatened claim related to or arising in any manner out of any Matter related in any way to the engagement of Cameron hereunder, or any action or other proceeding arising therefrom (collectively, "Proceedings"), whether or not such Indemnified Party is a formal party to any such Proceeding. Notwithstanding the foregoing, the Company shall not be liable in respect of any losses, claims, damages, liabilities or expenses that a court of competent jurisdiction shall have determined by final judgment resulted solely from the gross negligence, bad faith or willful misconduct of an Indemnified Party. The Company further agrees that it will not, without the prior written consent of Cameron, settle, compromise or consent to the entry of any judgment in any pending or threatened Proceeding in respect of which indemnification may be sought hereunder (whether or not either of Cameron or any Indemnified Party is an actual or potential party to such Proceeding), unless such settlement, compromise or consent includes an unconditional release of Cameron and each other Indemnified Party hereunder from all liability arising out of such Proceeding. It is further agreed that neither Cameron nor any other Indemnified Party will settle, compromise or consent to the entry of any judgment in any pending or threatened proceeding in respect of which indemnification may be sought hereunder without the prior written consent of the Company, which consent shall not be unreasonable withheld.

     The Company agrees that if any indemnification or reimbursement sought pursuant to this letter were for any reason not to be available to any Indemnified Party or insufficient to hold it harmless as and to the extent contemplated by this letter, then the Company shall contribute to the amount paid or payable by such Indemnified Party in respect of losses, claims, damages and liabilities in such proportion as is appropriate to reflect the relative benefits to the Company and its stockholders on the one hand, and Cameron on the other, in connection with the Matters to which such indemnification or reimbursement relates or, if such allocation is not permitted by applicable law, not only such relative benefits but also the relative faults of such parties as well as any other equitable considerations. It is hereby agreed that the relative benefits to the Company and/or its stockholders and to Cameron with respect to Cameron's engagement shall be deemed to be in the same proportion as (i) the total value paid or received or to be paid or received by the Company and/or its stockholders pursuant to the Matters (whether or not consummated) for which Cameron is engaged to render financial advisory services bears to (ii) the fees paid to Cameron in connection with such engagement. In no event shall the Indemnified Parties contribute or otherwise be liable for an amount in excess of the aggregate amount of fees actually received by Cameron pursuant to such engagement (excluding amounts received by Cameron as reimbursement of expenses).

     The Company further agrees that no Indemnified Party shall have any liability (whether direct or indirect, in contract or tort or otherwise) to the Company for or in connection with Cameron's engagement hereunder except for losses, claims, damages, liabilities or expenses that a court of competent jurisdiction shall have determined by final judgment result solely from the gross negligence,

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

bad faith or willful misconduct of such Indemnified Party. The indemnity, reimbursement and contribution obligations of the Company shall be in addition to any liability which the Company may otherwise have and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Company or an Indemnified Party.

     The indemnity, reimbursement and contribution provisions set forth herein shall remain operative and in full force and effect regardless of (i) any withdrawal, termination or consummation of or failure to initiate or consummate any Matter referred to herein, (ii) any investigation made by or on behalf of any party hereto or any person controlling (within the meaning of Section 15 of the Securities Act of 1933, as amended, or Section 20 of the Securities Exchange Act of 1934, as amended) any party hereto, (iii) any termination or the completion or expiration of this letter or Cameron's engagement and (iv) whether or not Cameron shall, or shall not, be called upon to render any formal or informal advice in the course of such engagement.






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